Filed Pursuant to Rule 424(b)(5)
Registration No. 333-200745

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not offers to sell these securities nor do they solicit an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY        , 2015

PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus dated January 23, 2015)

                 Shares of
Series A Common Stock

We are offering             shares of our Series A Common Stock (the "Series A Shares").  Our Series A Shares are listed on the NYSE MKT LLC under the trading symbol "AST."  On February    , 2015, the last reported sale price of our Series A Shares was $        per share.

The aggregate market value of our outstanding Series A Shares held by non-affiliates is approximately $35,498,154 based on 30,902,152 shares outstanding, of which approximately 9,078,812 shares were held by non-affiliates, and the last reported sale price of our Series A Shares of $3.91 on the NYSE MKT on January 29, 2015.  Excluding the securities offered hereby, during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3.

Our business and an investment in our Series A Shares involve significant risks.  These risks are described under the caption “Risk Factors” beginning on page S-10 of this prospectus supplement and page 7 of the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering price	$	$
Underwriting discount[1]	$	$
Proceeds, before expenses, to us	$	$

1 In addition we have agreed to reimburse the underwriter for certain expenses.  See "Underwriting" on page S-15 of this prospectus supplement.

The underwriter expects to deliver the Series A Shares against payment in New York, New York on February       , 2015.

Sole Booking-Running Manager

The date of this prospectus supplement is February       , 2015.

Prospectus Supplement

S - i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Series A Shares we are offering. The second part, the accompanying prospectus dated January 23, 2015, gives more general information about our Series A Shares. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectuses we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different or additional information. Under no circumstances should the delivery to you of this prospectus supplement and the accompanying prospectus or any sale made pursuant to this prospectus supplement create any implication that the information contained in this prospectus supplement or the accompanying prospectus is correct as of any time after the respective dates of such information.

Unless the context requires otherwise, the words “Asterias,” “we,” the “company,” “us” and “our” refer to Asterias Biotherapeutics, and the term “you” refers to a prospective investor.

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, include trademarks, service marks and trade names owned by us or others. Asterias Biotherapeutics, the Asterias Biotherapeutics logo and other trademarks of Asterias Biotherapeutics appearing in this prospectus supplement are the property of Asterias Biotherapeutics. All other trademarks, service marks and trade names in this prospectus supplement are the property of their respective owners.  We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement or the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement or the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement. Before you decide to invest in our securities, to fully understand this offering and its consequences to you, you should carefully read the entire prospectus supplement carefully, including the matters set forth under the caption “Risk Factors” beginning on page S-10 of this prospectus supplement and page 7 of the accompanying prospectus, and the consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein.

Our Business

We are a biotechnology company focused on the emerging field of regenerative medicine. Our core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency. We plan to develop therapeutic products from “pluripotent” stem cells to treat diseases or injuries in a variety of medical fields, with an initial focus on the therapeutic areas of neurology and oncology, with potential future product candidates in the fields of cardiology and orthopedics.

“Regenerative medicine” refers to an emerging field of therapeutic product development that may allow all human cell and tissue types to be manufactured on an industrial scale. This new technology is made possible by the isolation of human embryonic stem (hES) cells, and by the development of induced pluripotent stem (iPS) cells which are created from regular cells of the human body using technology that allows adult cells to be “reprogrammed” into cells with pluripotency much like hES cells. Pluripotent hES and iPS cells have the unique property of being able to branch out into each and every kind of cell in the human body, including the cell types that make up the brain, the blood, the heart, the lungs, the liver, and other tissues. Unlike adult-derived stem cells that have limited potential to become different cell types, pluripotent stem cells may have vast potential to supply an array of new regenerative therapeutic products, especially those targeting the large and growing markets associated with age-related degenerative disease. Unlike pharmaceuticals that require a molecular target, therapeutic strategies in regenerative medicine are generally aimed at regenerating affected cells and tissues, and therefore may have broader applicability. We believe that regenerative medicine represents a revolution in the field of biotechnology with the promise of providing therapies for diseases previously considered incurable.

Our Strategic Advantages

In October of 2013, we acquired intellectual property, cell lines and other human embryonic stem cell related assets from Geron Corporation (Geron) and also acquired a quantity of certain human embryonic stem (hES) cell lines from our parent company, BioTime, Inc. (BioTime), which provides us with the use of cell lines and other biological materials, patents, and technology developed by Geron over 12 years of work focused in the following complementary lines of research:

•	The establishment of cell banks of undifferentiated hES cells produced under current good manufacturing procedures "cGMP" and suitable for human therapeutic use;

•	The development of scalable differentiation methods which convert, at low cost, undifferentiated hES cells into functional cells suitable for human therapeutic cells that can be stored and distributed in the frozen state for "off‑the‑shelf" use;

•	The development of regulatory paradigms to satisfy both U.S. and European regulatory authority requirements to begin human clinical testing of products made from hES cells; and

•	The continuous filing and prosecution of patents covering inventions to protect commercialization rights, as well as consummating in-licenses to enable freedom to operate in a variety of fields.

In October of 2013, we also acquired from BioTime non-exclusive, world-wide, royalty free licenses to use certain cell lines and practice under certain patents pertaining to stem cell differentiation technology for any and all uses, which provides us hES produced under cGMP sufficient to generate master cell banks.

Products Under Development

Product Candidate Description	Target Market	Estimated Number of Potential Patients(1)	Status
AST-OPC1 – Glial Cells	Current development focus: Spinal Cord Injury (SCI)	12,000 new cases per year in U.S.
Phase I Trial in thoracic SCI completed in U.S. Five (5) Patients treated – no serious adverse events related to the OPC1 drug product to date. FDA clearance obtained in August 2014 to initiate Phase I/IIa dose escalation trial in cervical SCI.

Additional potential markets:

	Multiple Sclerosis (MS)	180,000 new cases per year in U.S.	Proof of principle achieved in animal models.

	Stroke	800,000 new cases per year in U.S.	Pre-clinical research

AST-VAC2 – Allogeneic Dendritic Cells	Current development focus:

	Non-small Cell Lung Cancer	166,000 new cases per year in U.S.
Cells derived and characterization studies performed (parameters analyzed showed normal cell functions in vitro(2)).
Proof of concept established in multiple human in vitro systems. Scalable manufacturing methods under development.

Additional potential markets: Multiple cancer types, antigens and infectious diseases

(1)	The estimates of the numbers of potential patients shown in the table are based on data for the United States only and do not include potential patients in other countries.

(2)	In vitro means in tissue culture dishes.

Additional product candidates that we may determine to develop from various cell types that we acquired from Geron are summarized in the following table:

Product Candidate Description	Target Market	Estimated Number of Potential Patients (1)	Status
AST-VAC1 – Autologous Monocyte – Derived Dendritic Cells (infused cells derived from the treated patient)	Cancer	Prostate: 240,000 new cases per year in U.S.	Phase I study in metastatic prostate cancer completed (Journal of Immunology, 2005, 174: 3798-3807).
		Acute myelogenous leukemia: more than 12,000 new cases per year in U.S.	Phase I/II study in acute myelogenous leukemia completed. Manuscript in preparation.

CHND1 – Chondrocytes	Osteoarthritis	25 million total patients in U.S.	Cells derived and partly characterized.

Early non-clinical studies have been performed in animal models of osteoarthritis.

	Degenerative Disk Disease	400,000 new spinal fusion cases per year in U.S.	Pre-clinical research.

CM1 – Cardiomyocytes	Heart Failure	6 million total patients in U.S.	Cells derived and characterization studies performed (parameters analyzed showed normal cell functions in vitro).

	Myocardial Infarction	900,000 new cases per year in U.S.	Proof of concept in three animal models of disease.
Scalable manufacturing established.
First in man clinical trial designed.

Patents and Patent Applications

The patent portfolio that we acquired includes over 400 patents and patent applications relating to hES cell-based product opportunities. This portfolio consists primarily of patents and patent applications owned by Geron, and also includes patent families licensed to Geron by third parties. The patents and patent applications cover a number of cell types that can be made from hES cells, including hepatocytes (liver cells), cardiomyocytes (heart muscle cells), neural cells (nerve cells, including dopaminergic neurons and oligodendrocytes), chondrocytes (cartilage cells), pancreatic islet β cells, osteoblasts (bone cells), hematopoietic cells (blood-forming cells) and dendritic cells. Also included in the patent portfolio are technologies for growing hES cells without the need for cell feeder layers, and novel synthetic growth surfaces.

We believe that this is one of the largest and broadest portfolios of patents related to hES and iPS technology owned by any company or other institution. In addition, as a subsidiary of BioTime, we will have opportunities to acquire licenses to use patents, patent applications and know-how in the hES and iPS fields owned by or licensed to BioTime and its other subsidiaries. BioTime and its subsidiaries own or have licensed rights to more than 350 patents in the hES and iPS fields. Except for licenses described in this prospectus supplement, the specific patents that we may license or sublicense from BioTime and its other subsidiaries, and the financial and other terms and conditions of those licenses and sublicenses, have not yet been determined.

Financial Update

As of January 31, 2015, we had cash and cash equivalents of approximately $4.1 million (unaudited), which gives effect to receipt of the first installment under the previously announced agreement with California Institute for Regenerative Medicine.  Net cash outflows for the year ended December 31, 2014 were approximately $11.8 million (unaudited).

Simultaneous Private Placement

We are simultaneously conducting a private placement of our Series A Shares, and have received commitments, subject to customary closing conditions, to purchase approximately $4 million of Series A Shares from a group of accredited investors, including certain of our Officers and Directors and affiliates, at the same price per share as this offering (the Private Placement).  We reserve the right to increase the size of the Private Placement, however, no assurance can be made that we will be able to consummate the Private Placement in whole or in part.

After giving effect to this offering and the Private Placement we will still require additional capital through additional financings to fund our operations, which could dilute your investment. We can not provide any assurance that such financing will be available, or if available, be on terms acceptable to us.  Investors in the Private Placement will be entitled to certain registration rights.

Corporate Information

We are a Delaware corporation. Our corporate headquarters are located at 230 Constitution Drive, Menlo Park, California 94025 and our telephone number is (650) 433-2900. We are a majority-owned and controlled subsidiary of BioTime, Inc. We maintain a website at http://www.asteriasbiotherapeutics.com. Information contained on or linked to our website is not a part of this preliminary prospectus supplement summary. Our Series A Shares are listed on the NYSE MKT, where our symbol is "AST".

THE OFFERING

Series A Shares offered by us:	shares

Common Stock to be outstanding after the offering[1]:	shares

Use of Proceeds:
We currently expect to use the net proceeds from this offering for general corporate purposes, including for clinical trials, research and development, capital expenditures and working capital.  See "Use of Proceeds" on page S-12 of this prospectus supplement.

The NYSE MKT Symbol:	AST

Risk Factors:	See “Risk Factors” beginning on page S-10 and page 7 of the accompanying prospectus for a discussion of factors you should consider carefully when making an investment decision.

1 The number of Series A Shares to be outstanding after the offering is based on the number of Series A Shares outstanding as of January 29, 2015.  As of that date, we had 30,902,152 Series A Shares outstanding, excluding:

•	3,146,666 Series A Shares underlying options outstanding as of January 29, 2015, at a weighted average exercise price of $2.42 per share;

•	8,500,000 Series A Shares underlying warrants outstanding as of January 29, 2015, at a weighted average exercise price of $3.44 per share;

•	1,150,001 Series A Shares available for future grant under our 2013 Equity Incentive Plan; and

•	Series A Shares that may be sold pursuant to the Private Placement. We expect to sell approximately $4 million of Series A Shares in the Private Placement. We reserve the right to increase the size of the Private Placement, however, no assurance can be made that we will be able to consummate the Private Placement in whole or in part.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Some of the statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the continued development and clinical, therapeutic and commercial potential of, and opportunities for, AST-OPC1 and AST-VAC2, the expected timing of various trials, regulatory review and approval events and the potential of other of our compounds or those of collaborators. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry and involve known and unknown risks, uncertainties and other factors that may cause our company’s or our industry’s results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in, or contemplated by, the forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “focus,” “assume,” “goal,” “objective,” “will,” “may” “should,” “would,” “could,” “estimate,” “predict,” “potential,” “continue,” “encouraging,” or the negative of such terms or other similar expressions, identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Our actual results and the timing of events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include those discussed under the caption “Risk Factors” beginning on page S-10 of this prospectus supplement, in the documents incorporated by reference, in any free writing prospectus that we have authorized for use in connection with this offering or as a result of other circumstances beyond our control. The forward-looking statements made in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering speak only as of the date on which the statements are made.

We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements.  We caution you therefore against relying on any of these forward-looking statements.  They are neither statements of historical fact nor guarantees or assurances of future performance.  Examples of the risks and uncertainties include, but are not limited to:

•	The risk that we will require in the near term, but may be unable to secure, significant additional capital to continue our operations, fund our debt service and support our research and development activities, including expensive and time-consuming clinical trials, until such time, if ever, that our revenues from all sources are sufficient to offset our cash outflows. To the extent that we raise such capital through additional financings, such additional financings could result in equity dilution;

•	We have a history of operating losses and negative cash flows;

•	Failure to attract and retain skilled personnel and key relationships could impair our research and development efforts;

•	We will spend a substantial amount of our capital on research and development but we might not succeed in developing products and technologies that are useful in medicine;

•	The amount and pace of research and development work that we can do or sponsor, and our ability to commence and complete clinical trials required to obtain United States Food and Drug Administration (FDA) and foreign regulatory approval of our products, depends upon the amount of money available to us;

•	We will need to issue additional equity or debt securities in order to raise additional capital needed to pay our operating expenses;

•	The condition of certain cells, cell lines and other biological materials that we acquired from Geron could impact the time and cost of commencing our research and product development programs;

•	Sales of any products we may develop may be adversely impacted by the availability of competing products;

•	We have not definitively determined for financial accounting purposes the value of non-cash assets that we acquired from Geron and BioTime. To the extent these assets represent in-process research and development without alternative future use, we will recognize them as research and development expense in our statement of operations. To the extent that our valuation of capitalized non-cash assets is more or less than our current estimated values, our subsequent results of operations will include a higher or lower charge for amortization expense, and our balance sheet would reflect a different value of those assets;

•	Any products that receive regulatory approval may be difficult and expensive to manufacture on a commercial scale;

•	We do not have our own marketing, distribution, and sales resources for the commercialization of any products that we might successfully develop;

•	We do not have the ability to independently conduct clinical trials required to obtain regulatory approvals for our therapeutic product candidates;

•	We have assumed certain obligations and potential liabilities with regard to clinical trials conducted by Geron, and we do not yet know the scope of any resulting expense;

•	Our business could be adversely affected if we lose the services of the key personnel upon whom we depend;

•	Our business and operations could suffer in the event of system failures;

•	Failure of our internal control over financial reporting could harm our business and financial results;

•	If we do not receive FDA and other regulatory approvals we will not be permitted to sell our products;

•	Clinical trial failures can occur at any stage of the testing and we may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent commercialization of our current or future therapeutic product candidates;

•	Government imposed bans or restrictions, and religious, moral and ethical concerns on the use of hES cells could prevent us from developing and successfully marketing stem cell products;

•	If we are unable to obtain and enforce patents and to protect our trade secrets, others could use our technology to compete with us, which could limit opportunities for us to generate revenues by licensing our technology and selling products;

•	There is no certainty that our pending or future patent applications will result in the issuance of patents;

•	The patent protection for our product candidates or products may expire before we are able to maximize their commercial value, which may subject us to increased competition and reduce or eliminate our opportunity to generate product revenue;

•	The process of applying for and obtaining patents can be expensive and slow;

•	We may be subject to patent infringement claims that could be costly to defend, which may limit our ability to use disputed technologies, and which could prevent us from pursuing research and development or commercialization of some of our products, require us to pay licensing fees to have freedom to operate and/or result in monetary damages or other liability for us;

•	Our patents may not protect any of our products from competition;

•	If we fail to meet our obligations under license agreements, we may lose our rights to key technologies on which our business depends;

•	The price and sale of any of our products that receive regulatory approval may be limited by health insurance coverage and government regulation;

•	We are a subsidiary of BioTime, and accordingly our business is substantially controlled by BioTime;

•	We partially rely upon BioTime for certain services and resources;

•	Conflicts of interest may arise from our relationship with BioTime;

•	If we fail to enter into and maintain successful strategic alliances for our therapeutic product candidates, we may have to reduce or delay our product development or increase our expenditures;

•	We may become dependent on possible future collaborations to develop and commercialize many of our product candidates and to provide the manufacturing, regulatory compliance, sales, marketing and distribution capabilities required for the success of our business;

•	We have no experience in manufacturing, marketing, selling or distributing products, and we may need to rely on marketing partners or contract sales companies if any of our product candidates receive regulatory approval; and

•	other risks and uncertainties detailed in “Risk Factors” and elsewhere in this prospectus supplement or the accompanying prospectus, and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus.

Pharmaceutical, biotechnology and medical technology companies have suffered significant setbacks conducting clinical trials, even after obtaining promising earlier preclinical and clinical data.  Moreover, data obtained from clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval.  After gaining approval of a drug product, pharmaceutical and biotechnology companies face considerable challenges in marketing and distributing their products, and may never become profitable.

The forward-looking statements contained in this prospectus supplement or the documents incorporated by reference herein speak only as of their respective dates.  Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict them all.  Except to the extent required by applicable laws, rules or regulations, we do not undertake any obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should consider the following risk factors, the risk factors contained in the accompanying prospectus beginning on page 7 and our Form 10-K for the year ended December 31, 2013 and our quarterly and current reports filed thereafter, as well as other information contained or incorporated by reference in this prospectus supplement, before deciding to purchase any of our Series A Shares.  The risks and uncertainties described below and incorporated by reference herein are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may become important factors that affect us.  If any of these risks occur, our business could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our securities.

Risks Related to this Offering and Our Series A Shares

The market price of our common stock historically has been and likely will continue to be highly volatile.

The market price for our Series A Shares historically has been highly volatile, and the market for our Series A Shares has from time to time experienced significant price and volume fluctuations, based both on our operating performance and for reasons that appear to us unrelated to our operating performance.  The market price of our Series A Shares may fluctuate significantly in response to a number of factors, including:

•	the level of our financial resources;

•	announcements of entry into or consummation of a financing or strategic transaction;

•	changes in the regulatory status of our product candidates, including results of any clinical studies and other research and development programs;

•	FDA or international regulatory actions and regulatory developments in the U.S. and foreign countries;

•	announcements of new products or technologies, commercial relationships or other events (including clinical study results and regulatory events and actions) by us or our competitors;

•	market conditions in the pharmaceutical, biopharmaceutical, specialty pharmaceutical and biotechnology sectors;

•	developments concerning intellectual property rights generally or those of us or our competitors;

•	changes in securities analysts' estimates of our financial performance or deviations in our business and the trading price of our common stock from the estimates of securities analysts;

•	events affecting any future collaborations, commercial agreements and grants;

•	fluctuations in stock market prices and trading volumes of similar companies;

•	sales of large blocks of our common stock, including sales by significant stockholders, our executive officers or our directors or pursuant to shelf or resale registration statements that register shares of our common stock that may be sold by us or certain of our current or future stockholders;

•	discussion of us or our stock price by the financial and scientific press and in online investor communities;

•	commencement of delisting proceedings by the NYSE MKT; and

•	additions or departures of key personnel.

Our management will have broad discretion with respect to the use of the proceeds of this offering.

Although we have highlighted the intended use of proceeds for this offering, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering.  Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.  It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

You will experience immediate dilution in the book value per share of the Series A Shares you purchase.

Investors who purchase our Series A Shares in this offering will experience immediate dilution in their net tangible book value per share to the extent of the difference between the public offering price per share and the “as adjusted” net tangible book value per share after giving effect to the offering.  After giving effect to an assumed sale of an aggregate of            Series A Shares at an assumed offering price of $         per share, the reported closing price of our Series A Shares on the NYSE MKT on September 30, 2014, and after deducting the commissions and the estimated aggregate offering expenses payable by us, and our net tangible book value as of September 30, 2014, investors would suffer an immediate dilution of $       per share in the net tangible book value of their Series A Shares.  This calculation assumes that all sales in this offering will occur at once.  See “Dilution” on page S-13 for a more detailed discussion of the dilution you will incur in this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our Series A Shares to decline, or require us to issue shares at a price that is lower than that paid by holders of our Series A Shares in the past, which would result in those newly issued shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common shareholder, which could impair the value of our Series A Shares.

USE OF PROCEEDS

Based upon an assumed public offering price of $       per share, we estimate that the net proceeds from the sale of the             Series A Shares we are offering will be approximately $         million, after deducting the estimated underwriting discount and estimated offering expenses payable by us.

We will retain broad discretion over the use of the net proceeds from this offering. We currently expect to use the net proceeds from this offering for general corporate purposes, including for clinical trials, research and development, capital expenditures and working capital.

Pending the use of the net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

Our net tangible book value as of September 30, 2014 was approximately $7.8 million, or $0.25 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2014. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of our Series A Shares in this offering and the net tangible book value per share of our Series A Shares immediately after this offering.

After giving effect to the sale of            Series A Shares in this offering at the public offering price of $        per share and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2014 would have been approximately $        million, or $        per share. This represents an immediate increase in net tangible book value of $        per share to existing stockholders and immediate dilution of $        per share to investors purchasing our Series A Shares in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

	Actual as of September 30, 2014 (Unaudited)	Adjusted
Public offering price per share		$
Net tangible book value per share of as September 30, 2014	$0.25
Increase in net tangible book value per share attributable to investors purchasing our Series A Shares in this offering
As adjusted net tangible book value per share after this offering
Dilution per share to investors purchasing our Series A Shares in this offering		$

The number of Series A Shares to be outstanding after the offering is based on the number of Series A Shares outstanding as of September 30, 2014.  As of that date, we had 30,902,152 Series A Shares outstanding, excluding:

•	3,146,666 Series A Shares underlying options outstanding as of September 30, 2014, at a weighted average exercise price of $2.42 per share;

•	8,500,000 Series A Shares underlying warrants outstanding as of September 30, 2014, at a weighted average exercise price of $3.44 per share;

•	1,150,001 Series A Shares available for future grant under our 2013 Equity Incentive Plan; and

•	Series A Shares that may be sold pursuant to the Private Placement. We expect to sell approximately $4 million of Series A Shares in the Private Placement. We reserve the right to increase the size of the Private Placement, however, no assurance can be made that we will be able to consummate the Private Placement in whole or in part.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

We have entered into an underwriting agreement with MLV & Co. LLC with respect to the securities in this offering. Our Series A Shares are listed on the NYSE MKT under the trading symbol “AST.”

Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter has agreed to purchase, the number of Series A Shares stock set forth below:

Underwriter	Number of Series A Shares
MLV & Co. LLC
Total

The underwriters is offering the Series A Shares subject to its acceptance of the Series A Shares from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriter to purchase the Series A Shares offered hereby is subject to certain conditions and that the underwriter is obligated to purchase all of the Series A Shares offered hereby if it purchases any of the Series A Shares. The underwriter will purchase the Series A Shares from us.

The underwriter initially proposes to offer to the public the Series A Shares pursuant to the underwriting agreement at the public offering price on the cover page of this prospectus supplement and to selected dealers at such price less a concession of not more than $   per share. After the securities are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.

The following table summarizes the compensation we will pay and proceeds, before expenses, to us:

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

The expenses of the offering, not including the underwriting discounts and commissions, payable by us are estimated to be $165,000, which includes $40,000 that we have agreed to reimburse the underwriter for legal fees incurred in connection with this offering.

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of any such liabilities.

Pursuant to certain “lock-up” agreements, we and each of our executive officers and directors and greater than 5% shareholders have agreed that, subject to certain exceptions, without the prior written consent of the underwriter, we and they will not, for a period of 60 days after the date of the pricing of this offering, subject to an 18-day extension under certain circumstances, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company other than the Company’s sale of the Series A Shares hereunder; provided however, we may issue equity awards to our employees and directors pursuant to our equity incentive plans, provided that such equity awards may not vest during the lock-up period (or in the case of stock options, such stock options may not be exercisable during the lock-up period); (ii) other than a registration statement on Form S-8, file or cause to be filed any registration statement with the Securities and Exchange Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph are subject to certain exceptions. The exceptions permit us, among other things and subject to restrictions, to offer and sell Series A Shares in this offering and in the Private Placement. The exceptions for the “lock up” for executive officers and directors are for the transfer of Series A Shares (i) as a bona fide gift to any member of the immediate family or to a trust for the benefit of an immediate family member, (ii) by will or intestate succession, or (ii) as a bona fide gift to a charity or educational institution. The Underwriter, in its sole discretion, may release our Series A Shares subject to the restrictions described above in whole or in part at any time.

In connection with this offering, the underwriter may engage in stabilizing transactions, syndicate covering transactions, and purchases to cover positions created by short sales in accordance with Regulation M under the Exchange Act.

•
Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•
Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriter has a naked short position, the position would be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NYSE MKT, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter may engage in passive market making transactions in our Series A Shares on the NYSE MKT in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of Series A Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
This prospectus may be made available in electronic format on internet sites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than the prospectus in electronic format, the information on the underwriter’s or our website and any information contained in any other website maintained by the underwriter or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter and should not be relied upon by investors.

The underwriter, and its respective affiliates, have provided, and they may in the future provide, various investment banking and other financial services for us for which services they have received, and may receive in the future, customary fees.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by Dentons US LLP, New York, New York.  LeClairRyan, A Professional Corporation, New York, New York, is acting as counsel for MLV & Co. LLC in connection with this offering.

EXPERTS

On June 30, 2014, KPMG LLP acquired certain assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates (Rothstein Kass), our independent registered public accounting firm. As a result of this transaction, on June 30, 2014, Rothstein Kass resigned as our independent registered public accounting firm. Rothstein Kass had audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and for the periods from inception (September 24, 2012) to December 31, 2012 and December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements referenced above are incorporated by reference in reliance on the report of Rothstein Kass, given on their authority as experts in accounting and auditing. On July 7, 2014 our Board of Directors approved the engagement of OUM & Co. LLP (OUM) as our new independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Commission. You may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Many of our Commission filings are also available to the public from the Commission’s website at http://www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please send an e-mail to InvestorRelations@asteriasbio.com or contact Investor Relations, at the following address or telephone number: Asterias Biotherapeutics, Inc., 230 Constitution Drive, Menlo Park, California 94025, Attention: Investor Relations; (650) 433-2992. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

We maintain our corporate website at http://www.asteriasbiotherapeutics.com. Our website and the information contained therein or connected thereto is not incorporated into this Registration Statement.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described in the preceding paragraph.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents filed with Commission listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 17, 2014;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, filed on May 5, 2012, the quarter ended June 30, 2014, filed on August 11, 2014 and the quarter ended September 30, 2014, filed on November 10, 2014;

•	our Current Reports on Form 8-K filed with the Commission on March 27, 2014, April 11, 2014, May 22, 2014, May 28, 2014, May 30, 2014, June 12, 2014, June 17, 2014, July 7, 2014, July 23, 2014, August 21, 2014, August 27, 2014, September 4, 2014, September 11, 2014, September 30, 2014 and October 22, 2014;

•	our Definitive Information Statement filed with the Commission on June 24, 2014, including any amendments or supplements filed for the purpose of updating same; and

•	the description of our Series A Shares contained in our Registration Statement on Form 8-A filed with the Commission on September 26, 2014.

All reports and other documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such reports and documents. This prospectus also incorporates by reference any documents that we file with the Commission after the date that the initial registration statement is filed with the Commission and before the effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by sending an e-mail to InvestorRelations@asteriasbio.com and requesting any one or more of such filings or by contacting Investor Relations, at the following address or telephone number: Asterias Biotherapeutics, Inc., 230 Constitution Drive, Menlo Park, California 94025, Attention: Investor Relations; (650) 433-2992. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

PROSPECTUS

$75,000,000

Preferred Stock
Series A Common Stock
Equity Warrants
___________________________

From time to time, we may offer and sell preferred stock, common stock or warrants or any combination of those securities, either individually or in units, in one or more offerings. The aggregate public offering price of the securities offered by us pursuant to this prospectus will not exceed $75,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the prices at which those securities will be sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. You should carefully read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, before you decide to invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities offered by us pursuant to this prospectus may be sold directly to investors, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or in any other manner as described under the heading “Plan of Distribution” and in the corresponding section in the applicable prospectus supplement. Each time we offer securities, the relevant prospectus supplement will provide the specific terms of the plan of distribution for such offering and the net proceeds that we expect to receive from such offering.

Shares of our Series A Common Stock (the "Series A Shares") are listed on the NYSE MKT LLC under the trading symbol “AST.” Any securities sold pursuant to this prospectus or any prospectus supplement may be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing of the securities covered by the prospectus supplement on any national securities exchange.

The aggregate market value of our Series A Shares held by non-affiliates is approximately $33 million based on 30,902,152 shares of outstanding Series A Shares, of which 8,678,812 are held by non-affiliates, and a per share price of $3.84 based on the closing sale price of our Series A Shares on December 1, 2014. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 7.

Neither the U.S. Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2015.

i

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	5
RISK FACTORS	7
USE OF PROCEEDS	19
DESCRIPTION OF CAPITAL STOCK	20
PLAN OF DISTRIBUTION	25
LEGAL MATTERS	27
EXPERTS	27
WHERE YOU CAN FIND MORE INFORMATION	27
INCORPORATION BY REFERENCE	27

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Commission utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus. Using this prospectus, we may offer up to a total dollar amount of $75,000,000 of these securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement of which this prospectus is a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the Commission that contain information about us and the business conducted by us. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the Commission.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Asterias,” the "Company,” “we,” “us” and “our” refer and relate to Asterias Biotherapeutics, Inc.

PROSPECTUS SUMMARY

Our Business

We are a biotechnology company focused on the emerging field of regenerative medicine. Our core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency. We plan to develop therapeutic products from “pluripotent” stem cells to treat diseases or injuries in a variety of medical fields, with an initial focus on the therapeutic areas of neurology and oncology, with potential future product candidates in the fields of cardiology and orthopedics.

“Regenerative medicine” refers to an emerging field of therapeutic product development that may allow all human cell and tissue types to be manufactured on an industrial scale. This new technology is made possible by the isolation of human embryonic stem ("hES") cells, and by the development of induced pluripotent stem ("iPS") cells which are created from regular cells of the human body using technology that allows adult cells to be “reprogrammed” into cells with pluripotency much like hES cells. Pluripotent hES and iPS cells have the unique property of being able to branch out into each and every kind of cell in the human body, including the cell types that make up the brain, the blood, the heart, the lungs, the liver, and other tissues. Unlike adult-derived stem cells that have limited potential to become different cell types, pluripotent stem cells may have vast potential to supply an array of new regenerative therapeutic products, especially those targeting the large and growing markets associated with age-related degenerative disease. Unlike pharmaceuticals that require a molecular target, therapeutic strategies in regenerative medicine are generally aimed at regenerating affected cells and tissues, and therefore may have broader applicability. We believe that regenerative medicine represents a revolution in the field of biotechnology with the promise of providing therapies for diseases previously considered incurable.

Our Strategic Advantages

In October of 2013, we acquired intellectual property, cell lines and other human embryonic stem cell related assets from Geron Corporation ("Geron") and also acquired a quantity of certain human embryonic stem ("hES") cell lines from our parent company, BioTime, Inc. ("BioTime"), which provides us with the use of cell lines and other biological materials, patents, and technology developed by Geron over 12 years of work focused in the following complementary lines of research:

•	The establishment of cell banks of undifferentiated hES cells produced under current good manufacturing procedures "cGMP" and suitable for human therapeutic use;

•	The development of scalable differentiation methods which convert, at low cost, undifferentiated hES cells into functional cells suitable for human therapeutic cells that can be stored and distributed in the frozen state for "off‑the‑shelf" use;

•	The development of regulatory paradigms to satisfy both U.S. and European regulatory authority requirements to begin human clinical testing of products made from hES cells; and

•	The continuous filing and prosecution of patents covering inventions to protect commercialization rights, as well as consummating in-licenses to enable freedom to operate in a variety of fields.

In October of 2013, we also acquired from BioTime non-exclusive, world-wide, royalty free licenses to use certain cell lines and practice under certain patents pertaining to stem cell differentiation technology for any and all uses, which provides us hES produced under cGMP sufficient to generate master cell banks.

Products Under Development

Our products candidates are summarized in the following table:

Product Candidate Description	Target Market	Estimated Number of Potential Patients(1)	Status
AST-OPC1 – Glial Cells	Current development focus: Spinal Cord Injury ("SCI")	12,000 new cases per year in U.S.
Phase I Trial in thoracic SCI completed in U.S. 5 Patients treated – no serious adverse events related to the OPC1 drug product to date. FDA clearance obtained in August 2014 to initiate Phase I/IIa dose escalation trial in cervical SCI.

Additional potential markets:

	Multiple Sclerosis (“MS”)	180,000 new cases per year in U.S.	Proof of principle achieved in animal models.

	Stroke	800,000 new cases per year in U.S.	Pre-clinical research

AST-VAC2 – Allogeneic Dendritic Cells	Current development focus:

	Non-small Cell Lung Cancer	166,000 new cases per year in U.S.
Cells derived and characterization studies performed (parameters analyzed showed normal cell functions in vitro(2)).
Proof of concept established in multiple human in vitro(2) systems. Scalable manufacturing methods under development.

Additional potential markets: Multiple cancer types, antigens and infectious diseases

(1)	The estimates of the numbers of potential patients shown in the table are based on data for the United States only and do not include potential patients in other countries.

(2)	In vitro means in tissue culture dishes.

Additional product candidates that we may determine to develop from various cell types that we acquired from Geron are summarized in the following table:

Product Candidate Description	Target Market	Estimated Number of Potential Patients (1)	Status
AST-VAC1 – Autologous Monocyte – Derived Dendritic Cells (infused cells derived from the treated patient)	Cancer	Prostate: 240,000 new cases per year in U.S.	Phase I study in metastatic prostate cancer completed (Journal of Immunology, 2005, 174: 3798-3807).
		Acute myelogenous leukemia: more than 12,000 new cases per year in U.S.	Phase I/II study in acute myelogenous leukemia completed. Manuscript in preparation.

CHND1 – Chondrocytes	Osteoarthritis	25 million total patients in U.S.	Cells derived and partly characterized.

Early non-clinical studies have been performed in animal models of osteoarthritis.

	Degenerative Disk Disease	400,000 new spinal fusion cases per year in U.S.	Pre-clinical research.

CM1 – Cardiomyocytes	Heart Failure	6 million total patients in U.S.	Cells derived and characterization studies performed (parameters analyzed showed normal cell functions in vitro).

	Myocardial Infarction	900,000 new cases per year in U.S.	Proof of concept in three animal models of disease.
Scalable manufacturing established.
First in man clinical trial designed.

Patents and Patent Applications

The patent portfolio that we acquired includes over 400 patents and patent applications relating to hES cell-based product opportunities. This portfolio consists primarily of patents and patent applications owned by Geron, and also includes patent families licensed to Geron by third parties. The patents and patent applications cover a number of cell types that can be made from hES cells, including hepatocytes (liver cells), cardiomyocytes (heart muscle cells), neural cells (nerve cells, including dopaminergic neurons and oligodendrocytes), chondrocytes (cartilage cells), pancreatic islet β cells, osteoblasts (bone cells), hematopoietic cells (blood-forming cells) and dendritic cells. Also included in the patent portfolio are technologies for growing hES cells without the need for cell feeder layers, and novel synthetic growth surfaces.

We believe that this is one of the largest and broadest portfolios of patents related to hES and iPS technology owned by any company or other institution. In addition, as a subsidiary of BioTime, we will have opportunities to acquire licenses to use patents, patent applications and know-how in the hES and iPS fields owned by or licensed to BioTime and its other subsidiaries. BioTime and its subsidiaries own or have licensed rights to more than 350 patents in the hES and iPS fields. Except for licenses described in this prospectus, the specific patents that we may license or sublicense from BioTime and its other subsidiaries, and the financial and other terms and conditions of those licenses and sublicenses, have not yet been determined.

Trademark Notice

Asterias Biotherapeutics, the Asterias Biotherapeutics logo and other trademarks of Asterias Biotherapeutics appearing in this prospectus are the property of Asterias Biotherapeutics. All other trademarks, service marks and trade names in this prospectus are the property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

Corporate Information

We are a Delaware corporation. Our corporate headquarters are located at 230 Constitution Drive, Menlo Park, California 94025 and our telephone number is (650) 433-2900. We are a majority-owned and controlled subsidiary of BioTime, Inc. We maintain a website at http://www.asteriasbiotherapeutics.com. Information contained on or linked to our website is not a part of this prospectus. Our Series A Shares are listed on the NYSE MKT, where our symbol is "AST"

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including such terms as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements include all matters that are not historical facts and include, without limitation, statements concerning: our business strategy, outlook, objectives, future milestones, plans, intentions, goals, and future financial condition, including the period of time during which our existing resources will enable us to fund our operations. Forward-looking statements also include our financial, clinical, development and potential regulatory plans to secure marketing authorization for our products under development, starting with AST- OPC1 and AST-VAC2, if approved; our expectations, timing and anticipated outcomes of submitting regulatory filings for our products under development

We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Examples of the risks and uncertainties include, but are not limited to:

•	We have a history of operating losses and negative cash flows;

•	Failure to attract and retain skilled personnel and key relationships could impair our research and development efforts;

•	We will spend a substantial amount of our capital on research and development but we might not succeed in developing products and technologies that are useful in medicine;

•	The amount and pace of research and development work that we can do or sponsor, and our ability to commence and complete clinical trials required to obtain United States Food and Drug Administration ("FDA") and foreign regulatory approval of our products, depends upon the amount of money available to us;

•	We will need to issue additional equity or debt securities in order to raise additional capital needed to pay our operating expenses;

•	The condition of certain cells, cell lines and other biological materials that we acquired from Geron could impact the time and cost of commencing our research and product development programs;

•	Sales of any products we may develop may be adversely impacted by the availability of competing products;

•	We have not definitively determined for financial accounting purposes the value of non-cash assets that we acquired from Geron and BioTime. To the extent these assets represent in-process research and development without alternative future use, we will recognize them as research and development expense in our statement of operations. To the extent that our valuation of capitalized non-cash assets is more or less than our current estimated values, our subsequent results of operations will include a higher or lower charge for amortization expense, and our balance sheet would reflect a different value of those assets;

•	Any products that receive regulatory approval may be difficult and expensive to manufacture on a commercial scale;

•	We do not have our own marketing, distribution, and sales resources for the commercialization of any products that we might successfully develop;

•	We do not have the ability to independently conduct clinical trials required to obtain regulatory approvals for our therapeutic product candidates;

•	We have assumed certain obligations and potential liabilities with regard to clinical trials conducted by Geron, and we do not yet know the scope of any resulting expense;

•	Our business could be adversely affected if we lose the services of the key personnel upon whom we depend;

•	Our business and operations could suffer in the event of system failures;

•	Failure of our internal control over financial reporting could harm our business and financial results;

•	If we do not receive FDA and other regulatory approvals we will not be permitted to sell our products;

•	Clinical trial failures can occur at any stage of the testing and we may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent commercialization of our current or future therapeutic product candidates;

•	Government imposed bans or restrictions, and religious, moral and ethical concerns on the use of hES cells could prevent us from developing and successfully marketing stem cell products;

•	If we are unable to obtain and enforce patents and to protect our trade secrets, others could use our technology to compete with us, which could limit opportunities for us to generate revenues by licensing our technology and selling products;

•	There is no certainty that our pending or future patent applications will result in the issuance of patents;

•	The patent protection for our product candidates or products may expire before we are able to maximize their commercial value, which may subject us to increased competition and reduce or eliminate our opportunity to generate product revenue;

•	The process of applying for and obtaining patents can be expensive and slow;

•	We may be subject to patent infringement claims that could be costly to defend, which may limit our ability to use disputed technologies, and which could prevent us from pursuing research and development or commercialization of some of our products, require us to pay licensing fees to have freedom to operate and/or result in monetary damages or other liability for us;

•	Our patents may not protect any of our products from competition;

•	If we fail to meet our obligations under license agreements, we may lose our rights to key technologies on which our business depends;

•	The price and sale of any of our products that receive regulatory approval may be limited by health insurance coverage and government regulation;

•	We are a subsidiary of BioTime, and accordingly our business is substantially controlled by BioTime;

•	We partially rely upon BioTime for certain services and resources;

•	Conflicts of interest may arise from our relationship with BioTime;

•	If we fail to enter into and maintain successful strategic alliances for our therapeutic product candidates, we may have to reduce or delay our product development or increase our expenditures;

•	We may become dependent on possible future collaborations to develop and commercialize many of our product candidates and to provide the manufacturing, regulatory compliance, sales, marketing and distribution capabilities required for the success of our business;

•	We have no experience in manufacturing, marketing, selling or distributing products, and we may need to rely on marketing partners or contract sales companies if any of our product candidates receive regulatory approval; and

•	Other risks and uncertainties detailed in “Risk Factors” and elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus.

Pharmaceutical, biotechnology and medical technology companies have suffered significant setbacks conducting clinical trials, even after obtaining promising earlier preclinical and clinical data. Moreover, data obtained from clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. After gaining approval of a drug product, pharmaceutical and biotechnology companies face considerable challenges in marketing and distributing their products, and may never become profitable.

The forward-looking statements contained in this prospectus or the documents incorporated by reference herein speak only as of their respective dates. Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict them all. Except to the extent required by applicable laws, rules or regulations, we do not undertake any obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks described below or in any applicable prospectus supplement and other information, including our financial statements and related notes previously included in our periodic reports, filed with the Commission, and in the documents incorporated therein by reference before deciding to invest in our securities. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The following risks, among others, could cause our actual results, performance, achievements or industry results to differ materially from those expressed in our forward-looking statements contained herein and presented elsewhere by management from time to time. If any of the following risks actually occurs, our business prospects, financial condition or results of operations could be materially harmed. In such case, the market price of our securities would likely decline and you could lose all or part of your investment.

Risks Related to Our Business and Solution

We have a history of operating losses and negative cash flows.

Since our inception in September 2012, we have incurred operating losses and negative cash flow, and we expect to continue to incur losses and negative cash flow in the future. Our net losses for the nine months ended September 30, 2014, for the fiscal year ended December 31, 2013, and for the period from September 2012 (inception) to September 30, 2014 were $6,770,790, $22,379,744, and $29,909,427, respectively, and we had an accumulated deficit of $29,909,427 at September 30, 2014 and $23,138,637 at December 31, 2013. Our net loss for the year ended December 31, 2013 and our accumulated deficit as of that date include $17,458,766 charged as in-process research and development expenses (“IPR&D”) in accordance with Accounting Standards Codification (“ASC”) 805-50 on account of our acquisition of certain assets from Geron. See Notes 2 and 3 to the Financial Statements in our Form 10-K. BioTime helped fund our formation and initial operating costs but we do not expect BioTime to continue to do so in the future. We have limited cash resources and will depend upon future equity financings, research grants, financings through collaborations with third parties, and sales of BioTime common shares that we own as a source of funding for our operations. There is no assurance that we will be able to obtain the financing we need from any of those sources, or that any such financing that may become available will be on terms that are favorable to us and our shareholders.

Failure to attract and retain skilled personnel and key relationships could impair our research and development efforts.

Our operations are still in the start-up stage and we had only 24 employees as of December 1, 2014. We will need to recruit and hire additional qualified research scientists, laboratory technicians, clinical development, and management personnel. Competition for these types of personnel is intense and we may experience delays in hiring the qualified people that we need. The inability to attract and retain sufficient qualified management, scientific, or technical personnel may significantly delay or prevent the achievement of our product development and other business objectives and could have a material adverse effect on our business, operating results and financial condition. We partially rely on BioTime to provide financial accounting management and personnel, and to assist us in formulating our research and development strategy and executing our product development plans. We will also rely on consultants and advisors who are either self-employed or employed by other organizations, and they may have conflicts of interest or other commitments, such as consulting or advisory contracts with other organizations, that may affect their ability to perform services for us.

We will spend a substantial amount of our capital on research and development but we might not succeed in developing products and technologies that are useful in medicine.

•	The product development work we plan to do is costly, time consuming and uncertain as to its results.

•	We will attempt to develop new medical products and technologies that might not prove to be safe and efficacious in human medical applications. Many of the products and technologies that we will seek to develop have not been applied in human medicine and have only been used in laboratory studies in vitro or in animals. Only two of the product candidates that we have acquired have been used in clinical trials, and those were early stage trials involving only a small number of patients.

•	If we are successful in developing a new technology or product, refinement of the new technology or product and definition of the practical applications and limitations of the technology or product may take years and require the expenditure of large sums of money.

The amount and pace of research and development work that we can do or sponsor, and our ability to commence and complete clinical trials required to obtain FDA and foreign regulatory approval of our products, depends upon the amount of money available to us.

•	We may have to limit our laboratory research and development work based on the amount of our cash resources.

•	We plan to seek research and development grants from government agencies and to enter into collaborative product development agreements through which third parties will provide funding or otherwise bear the cost of research and development or clinical trials of our product candidates. There is no assurance that we will receive any such grants or that the amount of any grants that we may receive will be adequate for our needs. There is also no assurance that we will be able to enter into any agreements with third parties for the funding of the research and development or clinical trials of any of our products, or that the terms of any such agreements into which we may enter will be favorable to us and allow us to receive and retain a substantial portion of any revenues from the sale of any products that we may develop.

•	Unless we are able to generate sufficient revenue or raise additional funds when needed, it is likely that we will be unable to continue our planned activities, even if we make progress in our research and development projects.

We will need to issue additional equity or debt securities in order to raise additional capital needed to pay our operating expenses.

•	We plan to incur substantial research and product development expenses, and we will need to raise additional capital to pay operating expenses until we are able to generate sufficient revenues from product sales, royalties, and license fees.

•	It is likely that additional sales of equity or debt securities will be required in the future to meet our short-term capital needs, unless we receive substantial research grants and revenues from the sale of any products that receive regulatory approval or we are successful in licensing or sublicensing our technology and we receive substantial licensing fees and royalties.

•	Sales of additional equity securities could result in the dilution of the interests of present shareholders.

The condition of certain cells, cell lines and other biological materials that we acquired from Geron could impact the time and cost of commencing our research and product development programs.

The cells, cell lines and other biological materials that we acquired are being stored under cryopreservation protocols intended to preserve their functionality. We have successfully completed the verification of the viability of three lots of OPC1 cells that we intend to use in clinical trials. However, the functional condition of the other materials cannot be certified until they are tested in an appropriate laboratory setting by qualified scientific personnel using validated equipment. We intend to perform that testing on the cells that we intend to use in our research and development programs as the need arises.

To the extent that the cells we plan to use are not sufficiently functional for our purposes, we would need to incur the time and expense of regenerating cell lines from cell banks, or regenerating cell banks from cell stocks, which could delay and increase the cost of our research and development work using those cells.

Sales of any products we may develop may be adversely impacted by the availability of competing products.

•	In order to compete with other products, particularly those that sell at lower prices, our products will have to provide medically significant advantages.

•	Physicians and hospitals may be reluctant to try a new product due to the high degree of risk associated with the application of new technologies and products in the field of human medicine.

•	There also is risk that our competitors may succeed at developing safer or more effective products that could render our products and technologies obsolete or noncompetitive.

We have not definitively determined for financial accounting purposes the value of non-cash assets that we acquired from Geron and BioTime. To the extent these assets represent in-process research and development without alternative future use, we will recognize them as research and development expense in our statement of operations. To the extent that our valuation of capitalized non-cash assets is more or less than our current estimated values, our subsequent results of operations will include a higher or lower charge for amortization expense, and our balance sheet would reflect a different value of those assets.

In accordance with applicable financial accounting rules, the total purchase consideration paid by us for the assets contributed by BioTime and Geron will be allocated to the net tangible and identifiable intangible assets acquired, and liabilities assumed, based on the expected estimated fair values of those assets on the date we acquired those assets. We will assess the value of the acquired assets based upon a complete review of those assets and our valuation will take into account factors such as the condition of the cells, cell lines and other biological materials being contributed to us, the stage of development of particular technology and product candidates related to patents, patent applications, and know-how, our intended use of intangible assets and the priority we assign to the development of product candidates to which those assets relate, and our assessment of the estimated useful lives of patents. To the extent these assets represent in-process research and development without alternative future use, we will recognize them as research and development expense in our statement of operations. We may also obtain independent, third party valuations of the OrthoCyte and Cell Cure Neurosciences stock that we receive from BioTime in the Asset Contribution. The fair value of the BioTime common shares we received will be determined based on the market value of BioTime common shares reported on the NYSE MKT on the date we acquired those shares. There is a risk that our valuation of assets may differ from the estimated values reflected in our most recently filed Form 10-Q, and the difference could be substantial. To the extent that our valuation of capitalized non-cash assets is less than our current estimated values, our balance sheet would reflect a lower value of those assets and our subsequent results of operations will include a lower charge for amortization expense. To the extent that our valuation of capitalized non-cash assets is higher than our current estimated values, our balance sheet would reflect a higher value of those assets and our subsequent results of operations will include a greater charge for amortization expense, and any future impairment of assets might result in a greater expense charge in our future results of operations, depending on the amount by which the carrying amount of the impaired asset exceeds the estimated fair value of the asset. Any such changes could adversely impact the value of our Series A Shares and could make it more difficult for us to raise additional financing for our operations.

Any products that receive regulatory approval may be difficult and expensive to manufacture on a commercial scale.

•	hES derived therapeutic cells have only been produced on a small scale and not in quantities and at levels of purity and viability that will be needed for wide scale commercialization. If we are successful in developing products that consist of hES cells or other cells or products derived from hES or other cells, we will need to develop, alone or in collaboration with one or more pharmaceutical companies or contract manufacturers, technology for the commercial production of those products.

•	Our hES cell or other cell based products are likely to be more expensive to manufacture on a commercial scale than most other drugs on the market today. The high cost of manufacturing a product will require that we charge our customers a high price for the product in order to cover our costs and earn a profit. If the price of our products is too high, hospitals and physicians may be reluctant to purchase our products, especially if lower priced alternative products are available, and we may not be able to sell our products in sufficient volumes to recover our costs of development and manufacture or to earn a profit.

We do not have our own marketing, distribution, and sales resources for the commercialization of any products that we might successfully develop.

•	If we are successful in developing marketable products, we will need to build our own marketing, distribution, and sales capability for our products, which would require the investment of significant financial and management resources, or we will need to find collaborative marketing partners, independent sales representatives, or wholesale distributors for the commercial sale of our products.

•	If we market products through arrangements with third parties, we may pay sales commissions to sales representatives or we may sell or consign products to distributors at wholesale prices. As a result, our gross profit from product sales may be lower than it would be if we were to sell our products directly to end users at retail prices through our own sales force.

•	There can be no assurance that we will able to negotiate distribution or sales agreements with third parties on favorable terms to justify our investment in our products or achieve sufficient revenues to support our operations.

We do not have the ability to independently conduct clinical trials required to obtain regulatory approvals for our therapeutic product candidates.

We will need to rely on third parties, such as contract research organizations, data management companies, contract clinical research associates, medical institutions, clinical investigators and contract laboratories to conduct any clinical trials that we may undertake for our products. We may also rely on third parties to assist with our preclinical development of therapeutic product candidates. If we outsource clinical trials we may be unable to directly control the timing, conduct and expense of our clinical trials. If we enlist third parties to conduct clinical trials and they fail to successfully carry out their contractual duties or regulatory obligations or fail to meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to clinical protocols or regulatory requirements or for other reasons, our preclinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize our therapeutic product candidates.

We have assumed certain obligations and potential liabilities with regard to clinical trials conducted by Geron, and we do not yet know the scope of any resulting expense.

We have assumed Geron’s obligations to obtain information and prepare reports about the health of patients who participated in clinical trials of Geron’s GRNOPC1 cell replacement therapy for spinal cord damage and its GRNVAC1 immunological therapy for certain cancers. We have also assumed any liabilities to those patients that might arise as result of any injuries they may have incurred as a result of their participation in the clinical trials. We are not aware of any claims by patients alleging injuries suffered as a result of the Geron clinical trials, but if any claims are made and if liability can be established, the amount of any liability that we may incur, depending upon the nature and extent of any provable injuries incurred, could exceed any insurance coverage we may obtain and the amount of the liability could be material to our financial condition.

Our business could be adversely affected if we lose the services of the key personnel upon whom we depend.

Our stem cell research program will be directed primarily by our President and Chief Executive Officer Pedro Lichtinger and by our President of Research and Development, Dr. Jane S. Lebkowski. The loss of the services of Mr. Lichtinger or Dr. Lebkowski could have a material adverse effect on us.

Our business and operations could suffer in the event of system failures.

Despite the implementation of security measures, our internal computer systems and those of our contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such events could cause interruption of our operations. For example, the loss of data for our product candidates could result in delays in our regulatory filings and development efforts and significantly increase our costs. To the extent that any disruption or security breach was to result in a loss of or damage to our data, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the development of our product candidates could be delayed.

Failure of our internal control over financial reporting could harm our business and financial results.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the U.S. Internal control over financial reporting includes maintaining records that in reasonable detail accurately and fairly reflect our transactions; providing reasonable assurance that transactions are recorded as necessary for preparation of our financial statements; providing reasonable assurance that receipts and expenditures of our assets are made in accordance with management authorization; and providing reasonable assurance that unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements would be prevented or detected on a timely basis. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected. Our growth and entry into new products, technologies and markets will place significant additional pressure on our system of internal control over financial reporting. Any failure to maintain an effective system of internal control over financial reporting could limit our ability to report our financial results accurately and timely or to detect and prevent fraud.

We partially rely in part on financial systems maintained by BioTime and upon services provided by BioTime personnel. BioTime allocates certain expenses among itself, us, and BioTime’s other subsidiaries, which creates a risk that the allocations may not accurately reflect the benefit of an expenditure or use of financial or other resources by us, BioTime as our parent company, and the BioTime subsidiaries among which the allocations are made.

Risks Related to Our Industry

We will face certain risks arising from regulatory, legal, and economic factors that affect our business and the business of other pharmaceutical and biological product development companies. Because we are a small company with limited revenues and limited capital resources, we may be less able to bear the financial impact of these risks than larger companies that have substantial income and available capital.

If we do not receive FDA and other regulatory approvals we will not be permitted to sell our products.

The cell-based products that we are developing cannot be sold until the FDA and corresponding foreign regulatory authorities approve the products for medical use. To date, long-term safety and efficacy has not been demonstrated in clinical trials for any of our therapeutic product candidates. The need to obtain regulatory approval to market a new product means that:

•	we will have to conduct expensive and time consuming clinical trials of new products. The full cost of conducting and completing clinical trials necessary to obtain FDA and foreign regulatory approval of a new product cannot be presently determined, but could exceed our current financial resources;

•	clinical trials and the regulatory approval process for a cell-based product can take several years to complete. As a result, we will incur the expense and delay inherent in seeking FDA and foreign regulatory approval of new products, even if the results of clinical trials are favorable;

•	data obtained from preclinical and clinical studies is susceptible to varying interpretations that could delay, limit, or prevent regulatory agency approvals. Delays in the regulatory approval process or rejections of an application for approval of a new drug or cell-based product may be encountered as a result of changes in regulatory agency policy;

•	because the therapeutic products we plan to develop with hES and iPS technology involve the application of new technologies and approaches to medicine, the FDA or foreign regulatory agencies may subject those products to additional or more stringent review than drugs or biologics derived from other technologies. No therapeutic product based on hES or iPS technology has been approved by the FDA to date;

•	a product that is approved may be subject to restrictions on use;

•	the FDA can limit or withdraw approval of a product if problems arise; and

•	we will face similar regulatory issues in foreign countries.

Clinical trial failures can occur at any stage of the testing and we may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent commercialization of our current or future therapeutic product candidates.

All of our product candidates are either at early stages of clinical development or at the preclinical or research stages of development. Clinical trial failures or delays can occur at any stage of the trials, and may be directly or indirectly caused by a variety of factors, including but not limited to:

•	delays in securing clinical investigators or trial sites for our clinical trials;

•	delays in obtaining Institutional Review Board (“IRB”) and other regulatory approvals to commence a clinical trial;

•	slower than anticipated rates of patient recruitment and enrollment, or failing to reach the targeted number of patients due to competition for patients from other trials;

•	limited or no availability of coverage, reimbursement and adequate payment from health maintenance organizations and other third party payors for the use of agents used in our clinical trials;

•	negative or inconclusive results from clinical trials;

•	unforeseen side effects interrupting, delaying, or halting clinical trials of our therapeutic product candidates, and possibly resulting in the FDA or other regulatory authorities denying approval of our therapeutic product candidates;

•	unforeseen safety issues;

•	uncertain dosing issues;

•	approval and introduction of new therapies or changes in standards of practice or regulatory guidance that render our clinical trial endpoints or the targeting of our proposed indications obsolete;

•	inability to monitor patients adequately during or after treatment or problems with investigator or patient compliance with the trial protocols;

•	inability to replicate in large controlled studies safety and efficacy data obtained from a limited number of patients in uncontrolled trials;

•	inability or unwillingness of medical investigators to follow our clinical protocols; and

•	unavailability of clinical trial supplies.

Government imposed bans or restrictions, and religious, moral and ethical concerns on the use of hES cells could prevent us from developing and successfully marketing stem cell products.

•	Government imposed bans or restrictions on the use of embryos or hES cells research and development in the United States and abroad could generally constrain stem cell research, thereby limiting the market and demand for any of our products that receive regulatory approval. In March 2009, President Obama lifted certain restrictions on federal funding of research involving the use of hES cells, and in accordance with President Obama’s executive order, the National Institutes of Health has adopted new guidelines for determining the eligibility of hES cell lines for use in federally funded research. The central focus of the proposed guidelines is to assure that hES cells used in federally funded research were derived from human embryos that were created for reproductive purposes, were no longer needed for this purpose, and were voluntarily donated for research purposes with the informed written consent of the donors. hES cells that were derived from embryos created for research purposes rather than reproductive purposes, and other hES cells that were not derived in compliance with the guidelines, are not eligible for use in federally funded research.

•	California law requires that stem cell research be conducted under the oversight of a stem cell research oversight (SCRO) committee. Many kinds of stem cell research, including the derivation of new hES cell lines, may only be conducted in California with the prior written approval of the SCRO. A SCRO could prohibit or impose restrictions on the research we plan to do.

•	The use of hES cells gives rise to religious, moral and ethical issues regarding the appropriate means of obtaining the cells and the appropriate use and disposal of the cells. These considerations could lead to more restrictive government regulations or could generally constrain stem cell research thereby limiting the market and demand for any of our products that receive regulatory approval.

If we are unable to obtain and enforce patents and to protect our trade secrets, others could use our technology to compete with us, which could limit opportunities for us to generate revenues by licensing our technology and selling products.

•	Our success will depend in part on our ability to obtain and enforce patents and maintain trade secrets in the United States and in other countries. If we are unsuccessful in obtaining and enforcing patents, our competitors could use our technology and create products that compete with our products, without paying license fees or royalties to us.

•	The preparation, filing, and prosecution of patent applications can be costly and time consuming. Our limited financial resources may not permit us to pursue patent protection of all of our technology and products throughout the world.

•	Even if we are able to obtain issued patents covering our technology or products, we may have to incur substantial legal fees and other expenses to enforce our patent rights in order to protect our technology and products from infringing uses. We may not have the financial resources to finance the litigation required to preserve our patent and trade secret rights.

There is no certainty that our pending or future patent applications will result in the issuance of patents.

•	We have acquired patent applications for technology that Geron developed, and we obtained licenses for a number of patent applications covering technology developed by others that we believe will be useful in producing new products, and which we believe may be of commercial interest to other companies that may be willing to sublicense the technology for fees or royalty payments. We may also file new patent applications in the future seeking patent protection for new technology or products that we develop ourselves or jointly with others. However, there is no assurance that any of the patent applications that we acquired or any licensed patent applications or any future patent applications that we may file in the United States or abroad will result in the issuance of patents.

•	In Europe, the European Patent Convention prohibits the granting of European patents for inventions that concern "uses of human embryos for industrial or commercial purposes." The European Patent Office is presently interpreting this prohibition broadly, and is applying it to reject patent claims that pertain to human embryonic stem cells. However, this broad interpretation is being challenged through the European Patent Office appeals system. As a result, we do not yet know whether or to what extent we will be able to obtain patent protection for our human embryonic stem cell technologies in Europe.

The patent protection for our product candidates or products may expire before we are able to maximize their commercial value, which may subject us to increased competition and reduce or eliminate our opportunity to generate product revenue.

The patents for our product candidates have varying expiration dates. When these patents expire, we may be subject to increased competition and our opportunity to establish or maintain product revenue could be substantially reduced or eliminated. As a result, we may not be able to recover our development costs. In some of the larger economic territories, such as the United States and Europe, patent term extension/restoration may be available to compensate for time taken during aspects of the product candidate's regulatory review. We cannot, however, be certain that an extension will be granted or, if granted, what the applicable time period or the scope of patent protection afforded during any extended period will be. In addition, even though some regulatory agencies may provide some other exclusivity for a product candidate under its own laws and regulations, we may not be able to qualify the product candidate or obtain the exclusive time period.

The process of applying for and obtaining patents can be expensive and slow.

•	The preparation and filing of patent applications, and the maintenance of patents that are issued, may require substantial time and money.

•	A patent interference proceeding may be instituted with the U.S. Patent and Trademark Office (the “PTO”) when more than one person files a patent application covering the same technology, or if someone wishes to challenge the validity of an issued patent. At the completion of the interference proceeding, the PTO will determine which competing applicant is entitled to the patent, or whether an issued patent is valid. Patent interference proceedings are complex, highly contested legal proceedings, and the PTO’s decision is subject to appeal. This means that if an interference proceeding arises with respect to any of our patent applications, we may experience significant expenses and delay in obtaining a patent, and if the outcome of the proceeding is unfavorable to us, the patent could be issued to a competitor rather than to us.

•	A derivation proceeding may be instituted by the PTO or an inventor alleging that a patent or application was derived from the work of another inventor.

•	Post Grant Review under the new America Invents Act will make available opposition-like proceedings in the United States. As with the PTO interference proceedings, Post Grant Review proceedings will be very expensive to contest and can result in significant delays in obtaining patent protection or can result in a denial of a patent application.

•	Oppositions to the issuance of patents may be filed under European patent law and the patent laws of certain other countries. As with the PTO interference proceedings, these foreign proceedings can be very expensive to contest and can result in significant delays in obtaining a patent or can result in a denial of a patent application.

We may be subject to patent infringement claims that could be costly to defend, which may limit our ability to use disputed technologies, and which could prevent us from pursuing research and development or commercialization of some of our products, require us to pay licensing fees to have freedom to operate and/or result in monetary damages or other liability for us.

The success of our business will depend significantly on our ability to operate without infringing patents and other proprietary rights of others. If the technology that we use infringes a patent held by others, we could be sued for monetary damages by the patent holder or its licensee, or we could be prevented from continuing research, development, and commercialization of products that rely on that technology, unless we are able to obtain a license to use the patent. The cost and availability of a license to a patent cannot be predicted, and the likelihood of obtaining a license at an acceptable cost would be lower if the patent holder or any of its licensees is using the patent to develop or market a product with which our product would compete. If we could not obtain a necessary license, we would need to develop or obtain rights to alternative technologies, which could prove costly and could cause delays in product development, or we could be forced to discontinue the development or marketing of any products that were developed using the technology covered by the patent.

Our patents may not protect any of our products from competition.

We have acquired patents and patent applications filed in the United States, Canada, the European Union countries, and in other foreign countries for a variety of hES and iPS technologies.

•	We might not be able to obtain any additional patents, and any patents that we do obtain might not be comprehensive enough to provide us with meaningful patent protection.

•	There will always be a risk that our competitors might be able to successfully challenge the validity or enforceability of any patent issued to us.

•	In addition to interference proceedings, the PTO can reexamine issued patents at the request of a third party seeking to have the patent invalidated. This means that patents owned or licensed by us may be subject to reexamination and may be lost if the outcome of the reexamination is unfavorable to us. Our patents may be subject to inter partes review (replacing the reexamination proceeding), a proceeding in which a third party can challenge the validity of one of our patents.

If we fail to meet our obligations under license agreements, we may lose our rights to key technologies on which our business depends.

Our business will depend in part on several technologies that are based in part on technology licensed from third parties, including the University of Colorado, the University of California, and the Wisconsin Alumni Research Foundation. Those third-party license agreements impose obligations on us, including payment obligations and obligations to pursue development of commercial products under the licensed patents or technology. If a licensor believes that we have failed to meet our obligations under a license agreement, the licensor could seek to limit or terminate our license rights, which could lead to costly and time-consuming litigation and, potentially, a loss of the licensed rights. During the period of any such litigation our ability to carry out the development and commercialization of potential products, and our ability to raise capital, could be significantly and negatively affected. If our license rights were restricted or ultimately lost, we would not be able to continue to use the licensed technology in our business.

The price and sale of any of our products that receive regulatory approval may be limited by health insurance coverage and government regulation.

Success in selling any of our products that receive regulatory approval may depend in part on the extent to which health insurance companies, HMOs, and government health administration authorities such as Medicare and Medicaid will pay for the cost of the products and related treatment. Until we actually introduce a new product into the medical market place we will not know with certainty whether adequate health insurance, HMO, and government coverage will be available to permit the product to be sold at a price high enough for us to generate a profit. In some foreign countries, pricing or profitability of health care products is subject to government control which may result in low prices for our products. In the United States, there have been a number of federal and state proposals to implement similar government controls, and new proposals are likely to be made in the future.

Risks Related to Our Relationship With BioTime

We are a subsidiary of BioTime, and accordingly our business is substantially controlled by BioTime.

BioTime owns approximately 70.6% of our issued and outstanding Series A Shares as a whole, and also holds warrants that, if exercised, would increase its ownership by approximately 2.6%. Because BioTime owns a majority of the outstanding Series A Shares, it has the voting power to elect our entire Board of Directors. Presently, four of the eight members of our Board of Directors are also directors or officers of BioTime, and another director is an employee of Broadwood Capital, Inc., which is the general partner of Broadwood Partners, L.P., the partnership that is the largest shareholder of BioTime. Some of our directors also serve on the Boards of Directors of one or more of BioTime’s other subsidiaries. The relationship of our directors with BioTime means that we will not have a Board of Directors making business decisions on our behalf independent from BioTime. Even those of our directors who do not serve on the BioTime Board of Directors will be elected to our Board of Directors by BioTime, and they may be removed from our Board by BioTime, as the majority shareholder.

BioTime could cause corporate actions to be taken even if the interests of BioTime conflict with the interests of our other shareholders. This concentration of voting power could have the effect of deterring or preventing a change in control that might be beneficial to our other shareholders.

As the majority shareholder, BioTime will have the voting power to approve or disapprove any matter or corporate transaction presented to our shareholders for approval, including but not limited to:

•	any amendment of our certificate of incorporation or bylaws;

•	any merger or consolidation of us with another company;

•	any recapitalization or reorganization of our capital stock;

•	any sale of assets or purchase of assets; or

•	a corporate dissolution or a plan of liquidation of our business.

We partially rely upon BioTime for certain services and resources.

Although we have our own research facilities, scientific personnel, and some management personnel, we partially rely on BioTime to provide certain management and administrative services, including patent prosecution, certain legal services, accounting, financial management, and controls over financial accounting and reporting. We have entered into a Shared Facilities and Services Agreement (“Shared Facilities Agreement”) with BioTime under which we have agreed to bear costs allocated to us by BioTime for the use of BioTime human resources and for services and materials provided for our benefit by BioTime. We pay BioTime 105% of its costs of providing personnel and services to us, and for any use of its facilities by us, including an allocation of general overhead based on that use. We may also share the services of some research personnel with BioTime.

If BioTime’s human resources and facilities are not sufficient to serve both BioTime’s needs and ours, we will have to hire additional personnel of our own, either on a full-time or part-time basis, as employees or as consultants, and the cost of doing so could be greater than the costs that would be allocated to us by BioTime. Also, any new personnel that we may need to hire may not be as familiar with our business or operations as BioTime’s personnel, which means that we would incur the expense and inefficiencies related to training new employees or consultants.

Conflicts of interest may arise from our relationship with BioTime.

Our relationship with BioTime could give rise to certain conflicts of interest that could have an impact on our research and development programs, business opportunities, and operations generally.

•	We and BioTime or any of its other subsidiaries may determine to engage in research and development of the same or similar products or technologies, or products that would otherwise compete in the market place. Even if we utilize different technologies than BioTime or its other subsidiaries, we could find ourselves in competition with them for research scientists, financing and other resources, licensing, manufacturing, and distribution arrangements, and for customers if we and BioTime or another BioTime subsidiary both bring products to market.

•	Because we are a subsidiary of BioTime, BioTime could prevent us from engaging in research and development programs, investments, business ventures, or agreements to develop, license, or acquire products or technologies that would or might compete with those owned, licensed, or under development by BioTime or any of its other subsidiaries.

•	BioTime may determine that some of our patents or technology would be useful in its business or that of another BioTime subsidiary, and BioTime or another BioTime subsidiary may hold patents or technology that we may determine would be useful in our business. In such cases we may enter into license or sublicense agreements with BioTime or another BioTime subsidiary for the use of such patents or technology. Conflicts of interest will arise in determining the scope and financial terms of any such licenses or sublicenses, including the fields of use permitted, licensing fees, and royalties, if any, and other matters.

•	BioTime and its other subsidiaries will engage for their own accounts in research and product development programs, investments, and business ventures, and we will not be entitled to participate or to receive an interest in those programs, investments, or business ventures. BioTime and its other subsidiaries will not be obligated to present any particular research and development, investment, or business opportunity to us, even if the opportunity would be within the scope of our research and development plans or programs, business objectives, or investment policies. These opportunities may include, for example, opportunities to acquire businesses or assets, including but not limited to patents and other intellectual property that could be used by us or by BioTime or by any of BioTime’s other subsidiaries. Each company's respective boards of directors will have to determine which company should pursue those opportunities, taking into account relevant facts and circumstances at the time, such as the financial and other resources of the companies available to acquire and utilize the opportunity, and the best “fit” between the opportunity and the business and research and development programs of the companies. However, since BioTime will have the ultimate power to elect the members of our Board of Directors, BioTime may have the ultimate say in decision making with respect to the allocation of opportunities.

•	If we enter into any patent or technology license or sublicense, or any other agreement with BioTime or with another BioTime subsidiary, the BioTime companies that are parties to the agreement may have a conflict of interest in determining how and when they should enforce their rights under the agreement if the other BioTime company that is a party were to default or otherwise fail to perform any of its obligations under the agreement.

•	One of our significant assets is 3,852,880 BioTime common shares that we acquired from BioTime in the Asset Contribution. We sell the BioTime common shares from time to time to raise capital to finance our operations. Because a sale of those shares could have a depressing effect on the market value of BioTime common shares, BioTime will have a continuing interest in the number of shares we sell, the prices at which we sell the shares, and time and manner in which the shares are sold. Further, we may need or find it desirable to sell BioTime common shares at the same time as BioTime, or other BioTime subsidiaries that hold BioTime common shares, also desire to sell some of their BioTime common shares. Concurrent sales of BioTime common shares by us, BioTime, or other BioTime subsidiaries could have a depressing effect on the market price of the BioTime common shares, lowering the price at which we and they are able to sell BioTime common shares and resulting in lower net proceeds from the sales. We plan to coordinate any future sales of our BioTime common shares with BioTime and its other subsidiaries in order to provide an orderly and controlled process for raising capital through the sale of BioTime shares. This will include an agreement as to the number of shares to be sold, the time period or “market window” for selling shares, the use of a common securities broker-dealer, and a fair allocation of net sales based on average sales prices during any trading day on which we and they sell BioTime shares.

•	Each conflict of interest will be resolved by each company's respective boards of directors in keeping with their fiduciary duties and such policies as they may implement from time to time. However, the terms and conditions of patent and technology licenses and other agreements between us and BioTime or other BioTime subsidiaries will not be negotiated on an arm’s-length basis due to BioTime’s ownership of a controlling interest in us and due to the commonality of directors serving on each company's respective boards of directors.

Risks Related to Our Dependence on Third Parties

If we fail to enter into and maintain successful strategic alliances for our therapeutic product candidates, we may have to reduce or delay our product development or increase our expenditures.

An important element of our strategy for developing, manufacturing and commercializing our therapeutic product candidates will be entering into strategic alliances with pharmaceutical companies or other industry participants to advance our programs and enable us to maintain our financial and operational capacity. We will face significant competition in seeking appropriate alliances. We may not be able to negotiate alliances on acceptable terms, if at all. If we fail to create and maintain suitable alliances, we may have to limit the size or scope of, or delay, one or more of our product development or research programs, or we will have to increase our expenditures and will need to obtain additional funding, which may be unavailable or available only on unfavorable terms.

If we are able to enter into product development and marketing arrangements with pharmaceutical companies, we may license product development, manufacturing, and marketing rights to the pharmaceutical company or to a joint venture company formed with the pharmaceutical company. Under such arrangements we might receive only a royalty on sales of the products developed or an equity interest in a joint venture company that develops the product. As a result, our revenues from the sale of those products may be substantially less than the amount of revenues and gross profits that we might receive if we were to develop, manufacture, and market the products ourselves.

We may become dependent on possible future collaborations to develop and commercialize many of our product candidates and to provide the manufacturing, regulatory compliance, sales, marketing and distribution capabilities required for the success of our business.

We may enter into various kinds of collaborative research and development, manufacturing, and product marketing agreements to develop and commercialize our products. Any future milestone payments and cost reimbursements from collaboration agreements could provide an important source of financing for our research and development programs, thereby facilitating the application of our technology to the development and commercialization of our products, but there are risks associated with entering into collaboration arrangements.

There is a risk that we could become dependent upon one or more collaborative arrangements for product development or manufacturing or as a source of revenues from the sale of any products that may be developed by us alone or through one of the collaborative arrangements. A collaborative arrangement upon which we might depend might be terminated by our collaboration partner or they might determine not to actively pursue the development or commercialization of our products. A collaboration partner also may not be precluded from independently pursuing competing products and drug delivery approaches or technologies.

There is a risk that a collaboration partner might fail to perform its obligations under the collaborative arrangements or may be slow in performing its obligations. In addition, a collaboration partner may experience financial difficulties at any time that could prevent it from having available funds to contribute to the collaboration. If a collaboration partner fails to conduct its product development, manufacturing, commercialization, regulatory compliance, sales and marketing or distribution activities successfully and in a timely manner, or if it terminates or materially modifies its agreements with us, the development and commercialization of one or more product candidates could be delayed, curtailed or terminated because we may not have sufficient financial resources or capabilities to continue product development, manufacturing, and commercialization on our own.

We have no experience in manufacturing, marketing, selling or distributing products, and we may need to rely on marketing partners or contract sales companies if any of our product candidates receive regulatory approval.

Even if we are able to develop our products and obtain necessary regulatory approvals, we have no experience or capabilities of our own in manufacturing, marketing, selling or distributing any of the products that we plan to develop. Accordingly, we will be dependent on our ability to build our own manufacturing, marketing, and distribution capability for our products, which would require the investment of significant financial and management resources, or we will need to find third parties to manufacture our products, and collaborative marketing partners or contract sales companies for commercial sale of those products. Even if we find one or more potential third party manufacturers and marketing partners, of which there can be no assurance, we may not be able to negotiate manufacturing, licensing, or marketing contracts on favorable terms to justify our investment or achieve adequate revenues and margins.

Risks Related to Ownership of Our Securities

Because we are engaged in the development of stem cell therapeutic products, the market price of our securities may be adversely affected by market volatility.

The market price of our securities, like that of the shares of many other development stage pharmaceutical or biotechnology companies, has been and is likely to be volatile. In addition to general economic, political and market conditions, the price and trading volume of our stock could fluctuate widely in response to many factors, including:

•	sales or potential sales of substantial amounts of our securities;

•	results of preclinical testing or clinical trials of our product candidates or those of our competitors;

•	announcements about us or about our competitors, including clinical trial results, regulatory approvals, new product introductions and commercial results;

•	the cost of our development programs;

•	the success of competitive products or technologies;

•	litigation and other developments relating to our issued patents or patent applications or other proprietary rights or those of our competitors;

•	conditions in the pharmaceutical or biotechnology industries;

•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us, including the failure of our earnings to meet analysts’ expectations; and

•	general economic, industry and market conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have been experiencing extreme price and volume fluctuations which have affected the market price of the equity securities without regard to the operating performance of the issuing companies. Broad market fluctuations, as well as industry factors and general economic and political conditions, may adversely affect the market price of our securities.

The recently enacted JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the Commission, which could undermine investor confidence in our company and adversely affect the market price of our securities.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.” As defined in the JOBS Act, a public company whose initial public offering of common equity securities occurred after December 8, 2011 and whose annual gross revenues are less than $1.0 billion will, in general, qualify as an emerging growth company until the earliest of:

•	the last day of its fiscal year following the fifth anniversary of the date of its initial public offering of common equity securities;

•	the last day of its fiscal year in which it has annual gross revenue of $1.0 billion or more;

•	the date on which it has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and

•	the date on which it is deemed to be a “large accelerated filer,” which will occur at such time as we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700 million or more as of the last business day of its most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Securities Exchange Act of 1934 for a period of at least 12 months, and (c) have filed at least one annual report pursuant to the Securities Exchange Act of 1934.

Under this definition, we are an emerging growth company and could remain an emerging growth company until as late as December 31, 2019.

The JOBS Act provides that, so long as we qualify as an emerging growth company, we will, among other things:

•	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

•	be exempt from the “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of our chief executive officer;

•	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

•	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although we are still evaluating the JOBS Act, we currently take advantage of the reduced regulatory and reporting requirements that are available to us so long as we qualify as an “emerging growth company,” except that we have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an emerging growth company, which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected. Likewise, so long as we qualify as an emerging growth company, we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the Commission, which may make it more difficult for investors and securities analysts to evaluate our company. As a result, investor confidence in our company and the market price of our securities may be materially and adversely affected.

If securities analysts do not publish research or reports about our business or if they downgrade our stock, the price of our securities could decline.

The current trading market for our Series A Shares rely in part on the research and reports that industry or financial analysts publish about us, our business, our markets and our competitors. We do not control these analysts. If securities analysts do not cover us, the lack of research coverage may adversely affect the market price of our Series A shares. Furthermore, if one or more of the analysts who do cover us downgrade our stock or if those analysts issue other unfavorable commentary about us or our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fails to regularly publish reports on us, we could lose visibility in the market and interest in our stock could decrease, which in turn could cause our stock price or trading volume to decline.

We do not currently intend to pay dividends on any of our classes of securities and, consequently, your ability to achieve a return on your investment will depend on the appreciation in the price of our securities.

We have never declared or paid any cash dividends on any class of our securities. We currently intend to retain any future earnings to fund our future growth and do not expect to declare or pay any dividend on any class of our securities in the foreseeable future. As a result, you may only realize a gain on your investment in our securities if the market price of our securities appreciates and you sell your securities at a price above your cost after accounting for any taxes. The price of our securities may not appreciate in value or ever exceed the price that you paid for our securities.

USE OF PROCEEDS

We will retain broad discretion over the use of net proceeds to us from the sale of our securities offered hereby. Except as may be otherwise described in a prospectus supplement, we currently anticipate using any net proceeds to us for general corporate purposes. The amounts and timing of our actual expenditures may vary significantly depending upon numerous factors.

Pending the application of such proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

DESCRIPTION OF CAPITAL STOCK

General

Our Amended and Restated Certificate of Incorporation currently authorizes us to issue an aggregate of 155,000,000 shares of capital stock, of which (i) 150,000,000 are shares of common stock (the "Common Stock") comprised of 75,000,000 shares of Series A Common Stock, par value $0.0001 per share, and 75,000,000 shares of Series B Common Stock, par value $0.0001 per share (the "Series B Shares"), and (ii) 5,000,000 are shares of “blank check” preferred stock, par value $0.0001 per share.

As of December 1, 2014, we had 30,902,152 Series A Shares issued and outstanding and an additional 11,575,000 Series A Shares issuable upon exercise of outstanding options and warrants. No Series B Shares or shares of Preferred Stock are issued and outstanding.

Preferred Stock

Our Certificate of Incorporation currently authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). We may issue Preferred Stock in one or more series, at any time, with such powers, preferences, and rights, and qualifications, limitations and restrictions as our Board of Directors may determine, all without further action of our shareholders. Our Board of Directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series. Any series of Preferred Stock which may be authorized by the Board of Directors in the future may be senior to and have greater rights and preferences than the Common Stock. There are no shares of Preferred Stock presently outstanding and we have no present plan, arrangement or commitment to issue any Preferred Stock.

Common Stock

Rights and Preferences

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Voting Rights

Each holder of record of Series A Shares or Series B Shares is entitled to one vote for each outstanding Series A Share or Series B Share owned on every matter properly submitted to the shareholders for their vote. The Series A Shares and Series B Shares will vote together as a single class, without distinction as to series on all matters except as may otherwise be required by Delaware law.

Subject to any voting rights that might be afforded to holders of any Preferred Stock that might be outstanding, matters submitted to our shareholders for a vote will generally require for approval the affirmative vote of a majority of the shares of stock entitled to vote on the matter, without distinction as to class or series, present and voting at a meeting of shareholders at which a quorum is present, unless Delaware law requires a different vote. Delaware law requires the following vote for approval of the following matters:

•	A merger or consolidation for which a vote of our shareholders is required, or a sale of all or substantially all of our assets, or a corporate dissolution, will require the affirmative vote of a majority of the outstanding shares of stock entitled to vote on the matter, without distinction as to class or series.

•	An amendment of our certificate of incorporation will require the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment, and a majority of the outstanding stock of each class entitled to vote on the amendment as a class. Under Delaware law, the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote on the amendment by our certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class, or alter or change the powers, preferences, or special rights of the shares of the class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of the vote required to approve the amendment.

•	Directors may be elected by a plurality of the shares of stock entitled to vote, voted at a meeting at which a quorum is present.

•	Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders. Any action required or that may be taken at any annual or special meeting of our shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted.

Dividend Rights

Subject to the dividend rights of holders of any shares of the Preferred Stock that may be issued from time to time, holders of our Common Stock are entitled to any dividend declared by the Board of Directors out of funds legally available for that purpose. We have not paid any cash dividends on either the Series A Shares or Series B Shares, and it is unlikely that any cash dividends will be declared or paid on any series of our Common Stock in the foreseeable future. Instead, we plan to retain our cash for use in financing our future operations and growth. We may declare and pay dividends or other distributions on Series A Shares without paying a corresponding dividend or distribution on the Series B Shares.

Liquidation Rights

Subject to the prior payment of the liquidation preference to holders of any shares of Preferred Stock that may be issued, holders of Common Stock are entitled to receive on a pro rata basis, without a distinction between Series A Shares and Series B Shares, all of our remaining assets available for distribution to the holders of Common Stock in the event of the liquidation, dissolution, or winding up of our operations.

Preemptive Rights

Holders of Common Stock, regardless of series, do not have any preemptive rights to become subscribers or purchasers of additional shares of any series of our Common Stock or of any other class or series of our capital stock.

Warrants

As of December 1, 2014, 8,500,000 Series A Shares were issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $3.44.

General

Pursuant to this prospectus, we may issue, in one or more series, warrants to purchase preferred stock or Series A Shares. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement. While the following the terms described below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement for a particular series of warrants may specify different or additional terms than those specified below.

The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;
•	the securities (i.e., preferred stock or Series A Shares) for which the equity warrants are exercisable;
•	the price or prices at which the equity warrants will be issued;
•	if applicable, the designation and terms of the preferred stock or Series A Shares with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or Series A Shares; and
•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The exercise price payable and the number of Series A Shares or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Series A Shares or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of Series A Shares or preferred stock. In lieu of adjusting the number of shares of Series A Shares or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. No adjustments in the number of shares purchasable upon exercise of the warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of Series A Shares or preferred stock into which the warrant was exercisable immediately prior to the transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the taking of other action specified in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrants Issued on October 1, 2013

On October 1, 2013, we issued warrants to purchase 3,500,000 Series B Shares. All of these warrants have identical terms and entitle the holder to purchase one Series B Share at a price of $5.00 per share. These warrants are now exercisable for shares of Series A Shares as the outstanding Series B Shares were converted into Series A Shares on October 3, 2014.

Expiration Date of Warrants

The warrants will expire at 5:00 p.m. New York time on the three-year anniversary of the date on which the warrants are issued, and the warrants may not be exercised after that date.

Adjustment of the Number of Shares and Exercise Price

The number of Series A shares issuable upon the exercise of the warrants, and exercise price per share, will be proportionally adjusted in the event of a stock split, stock dividend, combination, reclassification of our securities or similar recapitalization of the Series A Shares.

The number of shares issuable upon the exercise of the warrants, and exercise price per share will also be adjusted if we issue rights, options or warrants to all holders of our Series A Shares, without any charge to those holders, entitling them to subscribe for or purchase Series A Shares at a price per share which is lower at the record date than the then current market price per Series A Share. In that case, the number of Series A Shares thereafter purchasable upon the exercise of each warrant will be determined by multiplying the number of shares otherwise issuable upon exercise of each warrant by a fraction, of which the numerator will be the number of Series A Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Series A Shares offered for subscription or purchase in connection with the rights, options or warrants issued without charge, and of which the denominator will be the number of Series A Shares outstanding on the date of issuance of those rights, options or warrants plus the number of shares which the aggregate exercise price for the total number of Series A Shares issuable upon exercise of those rights, options or warrants would purchase at the current market price per Series A Share at the record date.

If we distribute to all holders of our Series A Shares (including any distribution made in connection with a merger in which we are the surviving corporation) evidences of our indebtedness or assets (excluding cash, dividends or distributions payable out of consolidated earnings or earned surplus and dividends or stock dividends) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Series A Shares (excluding those referred to in above), then in each case the number of Series A Shares purchasable upon the exercise of each warrant shall be determined by multiplying the number of shares theretofore purchasable upon the exercise of each warrant by a fraction, of which the numerator will be the then current market price per Series A Share on the date of such distribution, and of which the denominator will be the then current market price per Series A Share, less the then fair value (as reasonably determined by our Board of Directors) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Series A Share.

Whenever the number of shares purchasable upon the exercise of each warrant is adjusted, the price payable upon exercise of each warrant shall be adjusted by multiplying the exercise price immediately prior to the adjustment by a fraction, of which the numerator will be the number of shares purchasable upon the exercise of each warrant immediately prior to the adjustment, and of which the denominator will be the number of shares purchasable immediately thereafter.

Upon the expiration of any rights, options, warrants or conversion or exchange privileges that result in an adjustment of the number of shares issuable upon the exercise of the warrants and the exercise price, the number of shares purchasable upon the exercise of each warrant and the exercise price of the warrants shall be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only Series A Shares, if any, so issued were the Series A Shares actually issued or sold upon the exercise of the rights, options, warrants or conversion or exchange rights, and (B) those Series A Shares that were issued or sold for the consideration actually received by us upon such exercise plus the aggregate consideration, if any, actually received by us for the issuance, sale or grant of all of those rights, options, warrants or conversion or exchange rights whether or not exercised.

Preservation of Purchase Rights Upon Merger, Consolidation, and Certain Other Transactions

The Warrant Agreement governing the warrants provides that if we consolidate with or merge into another corporation, or if we sell, transfer or lease to another corporation all or substantially all our assets, we or our successor or the corporation that purchases us or our assets shall execute an agreement providing that each warrant holder shall have the right thereafter, either (i) upon payment of the exercise price of the warrants in effect immediately prior to the transaction, to purchase upon exercise of their warrant the “Sale Consideration,” or (ii) to receive, in cancellation of their warrants (and in lieu of paying the exercise price and exercising their warrants), the Sale Consideration less a portion having a fair market value (as reasonably determined by us) equal to the exercise price; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a warrant or upon the exercise of a warrant. The “Sale Consideration” means the kind and amount of shares and other securities and property (including cash) which the warrant holder would have owned or have been entitled to receive after the consolidation, merger, sale, transfer or lease had they exercised their warrants immediately prior to the transaction.

No Rights as Shareholders

The warrants do not confer upon the warrant holders the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors or any other matter, or any rights whatsoever as our shareholders.

The forgoing description of the warrants is only a summary and does purport to be a complete description of all of the terms of the warrants, which are contained in a warrant Agreement. The Warrant Agreement has been filed as an exhibit to Our Registration Statement of which this prospectus is a part. The foregoing summary is qualified in all respects by the terms of the Warrant Agreement which is incorporated herein by reference.

Warrants Issued on June 16, 2014

On June 16, 2014, we issued warrants to purchase 5,000,000 of our Series B Shares to two private investors in connection with the sale of 5,000,000 of our BioTime common shares. The warrants are governed by a Warrant Agreement having substantially the same terms as the warrants we issued on October 1, 2013, described above, except that the warrants issued on June 16, 2014 will expire on at 5:00 p.m. New York time on June 15, 2015 if not exercised by that date, have an exercise price of $2.34 per share, and the warrant holders must give us not less than 61 days notice prior to exercising their warrants. These warrants are now exercisable for shares of Series A Shares as the outstanding Series B Shares were converted into Series A Shares on October 3, 2014.

Delaware Law and Certain Bylaw Provisions

Delaware Statutory Business Combinations Provision

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock. Section 203 could discourage or make it more difficult to effect a change in our management or the acquisition of control by a holder of a substantial amount of our voting stock, even if our stockholders might consider such a change to be in their best interest. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors

Our bylaws provide that if a shareholder or a group of shareholders desires to nominate any person for election to our Board of Directors, or if they desire to bring any other business before a meeting of our shareholders, the shareholder or group must first have given timely notice of the proposal in writing to our Secretary. To be timely, a shareholder’s notice must be delivered or mailed to and received at our principal executive offices not less than 120 days prior to the one (1) year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be delivered, or mailed and received, not later than the ninetieth (90th) day prior to our annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of our annual meeting was first made.

Future Stock Issuances

Except as expressly set forth herein or pursuant to our equity incentive plan and any successor plans, we have no current plans to issue any additional securities.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Series A Shares is American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Stock Exchange Listing

Our Series A Shares are listed on the NYSE MKT LLC under the trading symbol “AST.”

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus pursuant to underwritten public offerings, negotiated transactions, block trades or any combination of such methods. We may sell the securities to or through underwriters, dealers, agents or directly to one or more purchasers. We and our agents reserve the right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement or post-effective amendment, which we will file each time we effect an offering of any securities, will provide the names of any underwriters, dealers or agents, if any, involved in the sale of such securities, and any applicable fees, commissions, or discounts to which such persons shall be entitled to in connection with such offering.

We and our agents, dealers and underwriters, as applicable, may sell the securities being offered by us in this prospectus from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the applicable prospectus supplement or amendment.

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent that we designate, who may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

We may engage in at the market offerings of our securities. An at the market offering is an offering of our securities at a fixed price through a market maker. We shall name any underwriter that we engage for an at the market offering in a post-effective amendment to the registration statement containing this prospectus. We shall also describe any additional details of our arrangement with such underwriter, including commissions or fees paid, or discounts offered, by us and whether such underwriter is acting as principal or agent, in the related prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with the underwriters at the time of the sale to them, which agreement shall be filed as an exhibit to the related prospectus supplement. Underwriters may also receive commissions from purchasers of the securities. Underwriters may also use dealers to sell securities. In such an event, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Our Series A Shares are listed on the NYSE MKT LLC under the symbol “AST.” The other securities are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

In order to comply with certain state securities laws, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of securities must also be made by us in compliance with all other applicable state securities laws and regulations.

We shall pay all expenses of the registration of the securities.

LEGAL MATTERS

If and when the securities being registered hereunder are issued, the validity of such issuance will be passed upon for us by Dentons US LLP, New York, New York.

EXPERTS

On June 30, 2014, KPMG LLP acquired certain assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates (“Rothstein Kass”), our independent registered public accounting firm. As a result of this transaction, on June 30, 2014, Rothstein Kass resigned as our independent registered public accounting firm. Rothstein Kass had audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and for the periods from inception (September 24, 2012) to December 31, 2012 and December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements referenced above are incorporated by reference in reliance on the report of Rothstein Kass, given on their authority as experts in accounting and auditing. On July 7, 2014 our Board of Directors approved the engagement of OUM & Co. LLP (“OUM”) as our new independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Commission. You may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Many of our Commission filings are also available to the public from the Commission’s website at http://www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please send an e-mail to InvestorRelations@asteriasbio.com or contact Investor Relations, at the following address or telephone number: Asterias Biotherapeutics, Inc., 230 Constitution Drive, Menlo Park, California 94025, Attention: Investor Relations; (650) 433-2992. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

We maintain our corporate website at http://www.asteriasbiotherapeutics.com. Our website and the information contained therein or connected thereto is not incorporated into this Registration Statement.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described in the preceding paragraph.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents filed with Commission listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 17, 2014;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, filed on May 5, 2012, the quarter ended June 30, 2014, filed on August 11, 2014 and the quarter ended September 30, 2014, filed on November 10, 2014;

•	our Current Reports on Form 8-K filed with the Commission on March 27, 2014, April 11, 2014, May 22, 2014, May 28, 2014, May 30, 2014, June 12, 2014, June 17, 2014, July 7, 2014, July 23, 2014, August 21, 2014, August 27, 2014, September 4, 2014, September 11, 2014, September 30, 2014 and October 22, 2014;

•	our Definitive Information Statement filed with the Commission on June 24, 2014, including any amendments or supplements filed for the purpose of updating same; and

•	the description of our Series A Shares contained in our Registration Statement on Form 8-A filed with the Commission on September 26, 2014.

All reports and other documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such reports and documents. This prospectus also incorporates by reference any documents that we file with the Commission after the date that the initial registration statement is filed with the Commission and before the effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by sending an e-mail to InvestorRelations@asteriasbio.com and requesting any one or more of such filings or by contacting Investor Relations, at the following address or telephone number: Asterias Biotherapeutics, Inc., 230 Constitution Drive, Menlo Park, California 94025, Attention: Investor Relations; (650) 433-2992. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

Shares of Series A
Common Stock

Asterias Biotherapeutics, Inc.

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PROSPECTUS SUPPLEMENT
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Sole Book-Running Manager

                           , 2015